Exhibit 99.1

SCM Microsystems Reports First Quarter 2006 Results

FREMONT, Calif., May 16 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for the first quarter ended March 31, 2006.

          SCM's reported financial results for the first quarter of 2006 and the first quarter of 2005 reflect continuing operations of the Company's PC Security and Flash Media Interface businesses only, as the Company announced on April 6, 2006 that it had entered into an agreement to sell its Digital TV Solutions business. Financial results for the Digital TV Solutions business are being accounted for as discontinued operations.

First Quarter Results

          Revenues from continuing operations in the first quarter of 2006 were $7.4 million, up 10% from revenues of $6.7 million in the first quarter of 2005. By product segment, first quarter 2006 revenues included $4.5 million from sales of smart card readers and other products for secure network and physical access, and $2.9 million from sales of OEM digital media reader technology. Gross margin in the first quarter of 2006 was 36% and included $0.1 million of costs related to the closure of the company's Singapore manufacturing facility.

          Operating expenses in the first quarter of 2006, as reported in accordance with GAAP, were $5.5 million, including amortization of intangibles of $0.2 million and restructuring and other charges of $0.4 million. This compares with operating expenses of $5.4 million in the first quarter of 2005, which included amortization of intangibles of $0.2 million and restructuring and other charges of $0.2 million. Operating loss for the first quarter of 2006, as reported in accordance with GAAP, was $(2.8) million, compared with operating loss of $(2.4) million in the year ago quarter.

          Loss from continuing operations for the first quarter of 2006, as reported in accordance with GAAP, was $(2.7) million, or $(0.17) per share, compared with net loss of $(1.3) million, or $(0.08) per share, in the first quarter of 2005.

          Following the sale of its Digital TV solutions business, SCM's business strategy will include the following components:

•	a restructuring program aimed at reaching profitability, which the Company expects will result in further operating losses over the near-term due to one-time effects/charges of the restructuring;

•

a focused approach in the smart card reader market to extend market share and grow revenues in smart card-based security programs such as ePassport, eID and eHealth and enterprise security initiatives;

•	continued investment in critical technology development to enhance SCM's leadership position in the smart card reader and digital media reader markets; and

•	proactively seeking complementary strategic opportunities to augment SCM's technology and market reach.

          Robert Schneider, chief executive officer of SCM Microsystems, commented,  "We believe that SCM is well positioned to address emerging opportunities in the e-health, citizen ID, physical access, electronic payment and digital photo access markets.  During the first quarter of 2006, we began the process of consolidating our global operations into one headquarters and operational center in Germany, one development facility in India and sales offices in the U.S. and Japan. We hired a new chief financial officer in Germany, Stephan Rohaly, who will drive the transition of our corporate headquarters functions from the U.S. to Germany. We also agreed to sell our Digital TV solutions business to Kudelski S.A. We expect to complete our consolidation and restructuring activities by the end of the fourth quarter of 2006.  Following this, we believe that we will be able to take advantage of market opportunities more efficiently and reduce operating expenses to position the Company for profitability."

          For the second quarter of 2006, management currently estimates that revenues from continuing operations will be in the range of $7 million to $8 million and gross margin will be between 35% and 39%.  Excluding amortization and one-time charges, operating expenses are expected to remain at the same level as the first quarter of 2006 while the Company continues the consolidation and restructuring of its global operations. Within this range of revenue, gross margin and operating expense, SCM expects to record an operating loss in the second quarter of 2006.

          SCM does not plan to hold a conference call or webcast to discuss the results of its 2006 first quarter.  For more information on SCM's first quarter results, please see the Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2006, filed with the U.S. Securities and Exchange Commission.

          About SCM Microsystems

          SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry's broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

          NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements regarding our expectations for revenues, gross margin, operating expenses and operating performance in the second quarter of 2006, our expectations that the consolidation and restructuring of our business operations will be completed by the end of the year and will enable us to leverage market opportunities more efficiently, to reduce operating expenses and to position the Company for profitability, and our ability to identify and complete strategic market opportunities. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, our ability to grow market share and revenues based on a strategy of participating in specific early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; our ability to identify and complete strategic market opportunities; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; competitors could take market share or create pricing pressure; and we may not be able to improve our operational performance or enhance our strategic position through the consolidation of our corporate headquarters into one location. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission.

          NOTE:  All trade names are trademarks or registered trademarks of their respective holders.

          NOTE:  The unaudited financial results contained within this release for the first quarter ended March 31, 2006 reflect continuing operations only, as SCM sold its retail Dazzle(TM)-branded digital media and video business in July of 2003 and agreed in April 2006 to sell its Digital TV solutions business. SCM's continuing business is focused on providing solutions for the smart card reader and digital flash media reader markets. Financial results for the retail digital media and video business and the Digital TV solutions business are being accounted for as discontinued operations.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,

	2006	2005

Net revenue	$7,427	$6,744
Cost of revenue	4,777	3,701

Gross margin	2,650	3,043

Operating expenses:
Research and development	969	974
Sales and marketing	1,839	1,799
General and administrative	2,084	2,295
Amortization of intangible assets	160	176
Restructuring and other charges	422	193

Total operating expenses	5,474	5,437

Loss from operations	(2,824)	(2,394)
Interest and other, net	134	1,124

Loss from continuing operations before income taxes	(2,690)	(1,270)
Provision for income taxes	(11)	—

Loss from continuing operations	(2,701)	(1,270)
Loss from discontinued operations, net of income taxes	(942)	(1,706)
Gain on sale of discontinued operations, net of income taxes	21	55

Net loss	$(3,622)	$(2,921)

Loss per share from continuing operations:
Basic and diluted	$(0.17)	$(0.08)
Loss per share from discontinued operations:
Basic and diluted	$(0.06)	$(0.11)

Net loss per share:
Basic and diluted	$(0.23)	$(0.19)

Shares used in computing loss per share:
Basic and diluted	15,593	15,485

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$27,727	$32,440
Restricted short-term investments	2,000	—
Accounts receivable, net	6,345	6,904
Inventories	5,041	6,005
Other current assets	2,839	2,038
Assets held for sale	3,407	—

Total current assets	47,359	47,387
Property, equipment and other assets, net	3,224	4,468
Intangibles, net	738	879

Total assets	$51,321	$52,734

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,766	$5,700
Accrued expenses and other current liabilities	14,065	14,316
Liabilities held for sale	943	—
Deferred tax liability	103	101

Total liabilities	21,877	20,117
Stockholders' equity	29,444	32,617

Total liabilities and stockholders' equity	$51,321	$52,734